EXHIBIT 10.31
ACKNOWLEDGMENT, WAIVER, AND AMENDMENT AGREEMENT
This Acknowledgment, Waiver, and Amendment Agreement (this "Agreement") is entered into as of May 16, 2012, by REGIONS BANK, an Alabama banking corporation ("Lender"); RAYMOND JAMES INVESTMENTS, LLC, a Florida limited liability company ("RJI"); RJ SECURITIES, INC., a Florida corporation ("RJS"); RJC FORENSICS, LLC, a Delaware limited liability company ("Forensics"); RJC EVENT PHOTOS, LLC, a Delaware limited liability company ("Photos"); and MORGAN PROPERTIES, LLC, a Tennessee limited liability company ("Properties"; RJI, RJS, Forensics, Photos, and Properties are referred to collectively as "Borrowers").
RECITALS:
A.Lender and Borrowers are parties to that Credit Agreement (the "Credit Agreement") dated as of April 2, 2012 (the "Credit Agreement"). Capitalized terms not otherwise defined in this Agreement have the meanings assigned in the Credit Agreement.
B.    As of the date hereof, Borrowers have delivered to Lender certain items that the Credit Agreement required incidental to the occurrence of the Compliance Date. Lender and Borrowers wish to acknowledge the delivery thereof and make certain agreements regarding certain deliveries not made but which would otherwise be required by the Credit Agreement.
C.    Lender and Borrowers also wish to amend the Security Agreement to delete Forensics and Photos as Debtors thereunder.
AGREEMENT:
For valuable consideration, the receipt and sufficiency of which are acknowledged, Borrowers and Lender agree as follows:
1.1    Deliveries by Borrowers. Lender acknowledges the receipt of the following deliveries that the Credit Agreement requires as of the Compliance Date:
(i) Collateral Value Certification;
(ii) general partner consents regarding the pledge of limited partner interests in Raymond James Capital Partners, L.P., Ballast Point Ventures, L.P., Ballast Point Ventures II, L.P., and Morgan Keegan Private Equity Fund of Funds II, L.P. (Borrowers warrant that none of such entities issued certificates of a type that would require delivery to Lender under the Loan Documents);
(iii) Certificates of Limited Partnership and Certificates of Existence issued by the Delaware Secretary of State regarding all entities listed in subsection (ii) above;
(iv) Securities Account Control Agreement for account 60413979 held by RJI at Raymond James & Associates, Inc.; and

(v) Amendment to the Operating Agreement of Properties as required by Section 6.11 of the Credit Agreement.
1.2    Waivers of Certain Deliveries. Lender waives any requirement that general partner or issuer consents be delivered to Lender as to any other investment funds or direct investments other than the four investment funds listed in Section 1.1(ii) above.
1.3    Deferral of Certain Deliveries. Lender and Borrowers agree that Borrowers shall deliver to Lenders the Amendments to the Operating Agreement of Forensics and Photos required by Section 6.11 of the Credit Agreement on or before May 23, 2012.
1.4    Reservation of Certain Deliveries. Lender waives any requirement that original promissory notes, stock certificates, warrants, or other certificated interests be delivered to Lender as of the Compliance Date; provided, however, that Lender may at any time in its sole discretion require the delivery of all such documents that are included in the Collateral upon ten (10) days prior written notice to Borrowers.
1.5    Documentation of Profits Interests. Lender waives the requirement that documentation of the profits interests in Forensics and Photos as set forth in Section 7.6 of the Credit Agreement be delivered on the Compliance Date. Borrowers shall deliver to Lender copies of such documents at such time that they may be executed. The substantive requirements of Section 7.6 as to such agreements remain in effect.
1.6    Prepayment of Loan. On or before May 21, 2012, Borrowers shall prepay the Loan in the amount of $10,623,565, being the prepayment required under Section 2.5(b) of the Credit Agreement based upon the Collateral Value Certification delivered as of the Compliance Date.
1.7    Amendment of Security Agreement. Borrowers warrant to Lender that the grant of a security interest in the assets of Forensics and Photos would require consents that cannot reasonably be obtained by Borrowers. The Security Agreement is hereby amended to delete Forensics and Photos as Debtors thereunder, and Lender agrees to terminate its financing statements filed against them. The Loan Documents are hereby deemed amended so that provisions thereof requiring the maintenance of Lender's security interest in assets of Forensics and Photos shall no longer apply; provided, however, to avoid doubt, Forensics and Photos remain as Borrowers under the Credit Agreement and all other affirmative and negative covenants and other requirements regarding Forensics and Photos shall remain in full effect.
1.8    Payment of Recording Tax. Borrowers shall promptly deliver to Lender's counsel a check payable to the Tennessee Secretary of State in the amount of increased indebtedness tax and filing fees due from the original closing ($1,440.50).
1.9    Expenses. Borrowers shall promptly upon request pay the reasonable fees and expenses of Lender's counsel incidental to the drafting and negotiation of this Agreement and the accomplishment of all of matters incidental to the Compliance Date.

1.10    Loan Document; Entire Agreement. This Agreement is a Loan Document and together with the other written agreements executed by the parties represent the entire agreement of the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein.
1.11    General Provisions. This Agreement shall be governed as to matters of jurisdiction, venue, dispute resolution, and other general matters in the manner as provided in the Credit Agreement.

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This Acknowledgment, Waiver, and Amendment Agreement is dated as of the date first written above.
REGIONS BANK

By:     /s/ Greg Hoerbelt

Name:    Greg Hoerbelt

Title:    SVP

RAYMOND JAMES INVESTMENTS, LLC

By:     /s/ David E. Thomas, Jr.

Name:    David E. Thomas, Jr.

Title:    President

RJ SECURITIES, INC.

By:     /s/ Paul L. Matecki

Name:    Paul L. Matecki

Title:    Secretary

RJC FORENSICS, LLC

By:     /s/ David E. Thomas, Jr.

Name:    David E. Thomas, Jr.

Title:    Chairman

RJC EVENT PHOTOS, LLC

By:     /s/ David E. Thomas, Jr.

Name:    David E. Thomas, Jr.

Title:    President

MORGAN PROPERTIES, LLC

By:     /s/ Charles D. Maxwell

Name:    Charles D. Maxwell

Title:    Secretary

Approved by Guarantor:

RAYMOND JAMES FINANCIAL, INC.

By:     /s/ Kenneth E. Armstrong

Name:    Kenneth E. Armstrong

Title:    Assoc. General Counsel & Asst. Secretary

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